Exhibit 23.4

CONSENT OF INDEPENDENT AUDITOR
We consent to the inclusion in Amendment No. 1 to the Registration Statement on Form S-4 of Southern States Bancshares, Inc. of our report dated February 9, 2024, relating to the consolidated financial statements of CBB Bancorp, Inc. for the years ended December 31, 2023 and 2022, appearing in this Registration Statement on Form S-4. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ WIPFLI LLP

Atlanta, Georgia
May 17, 2024

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